UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 20, 2007 (April 16, 2007)

AML Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27250	77-0130894
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1000 Avenida Acaso, Camarillo, CA	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (805) 388-1345

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by AML Communications, Inc. ( “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements.  Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2007, AML Communications, Inc. entered into a stock purchase agreement to acquire a controlling position in Mica-Tech, Inc. in a cash-for-stock transaction dated as of April 11, 2007.  Under the terms of the agreement, AML will purchase newly-issued Mica-Tech common stock such that AML will own 51% of the outstanding common stock following such purchase, or 4,146,400 Mica-Tech shares, for an aggregate price of $800,000 (“Stock Purchase”).

In connection with this acquisition, AML entered into an option agreement with all existing shareholders and optionholders of Mica-Tech.  Under the terms of the agreement, AML is granted an option to purchase Mica-Tech’s remaining common stock held by minority shareholders (“Minority Shares”) at the fair market value of Mica-Tech stock on the date the Exercise Notice is delivered to Mica-Tech.  Such fair market value shall be determined by the Mica-Tech President and AML, or in the event that they are unable to reach an agreement, then by an independent appraiser they mutually select.  The option will become exercisable over a three-year period, with one-third of the Minority Shares becoming subject to the option at each anniversary of the closing of the Stock Purchase, such that on the third anniversary of the closing all Minority Shares will be subject to the option.  This stock option shall expire on April 1, 2018.

Item 2.01 Acquisition or Disposition of Assets

The information below is a summary description of the Stock Purchase Agreement (as defined below) and is qualified in its entirety by reference to the Stock Purchase Agreement,

including all annexes, exhibits and schedules attached thereto, and any related documents that Registrant has filed as exhibits to this Report.

Pursuant to the Stock Purchase Agreement, dated as of April 11, 2007, by and among Mica-Tech, Inc., a California corporation (the “Company”), Mica-Tech International, Inc., a California corporation (“International”), Steven and Toni Ow, a married couple (collectively, “Ow”), and AML Communications, Inc., a Delaware corporation (the “Buyer”), Buyer purchased and the Company sold and issued to Buyer, for an aggregate price of $800,000,  that number of shares of the Company’s common stock (“Shares”) such that Buyer holds 51% of the outstanding Company Shares on a fully-diluted basis following such purchase, which the parties believe will be 4,146,400.

At the closing, $210,000 of the purchase price shall be paid through the cancellation of Mica-Tech’s two promissory notes in the aggregate principal amount of $210,000 and $590,000 of the purchase price shall be paid in cash.

A copy of the Registrant’s press release is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

 (d)   Exhibits

  The following exhibit is furnished with this report on Form 8-K:

99.1                           Press Release of AML Communications, Inc., dated April 16, 2007

99.2                           Stock Purchase Agreement, dated April 11, 2007

99.3                           Option Agreement, dated April 11, 2007

99.4                           Financial Statements of Mica-Tech (1)

99.5                           Pro Forma Financial Information (1)

(1) To be filed by Amendment within 75 days.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AML COMMUNICATIONS, INC.

Date: April 20, 2007	By:	/s/ Jacob Inbar
Jacob Inbar
President & CEO

Exhibit Index

No.	Document

99.1	Press Release of AML Communications, Inc., dated April 16, 2007
99.2	Stock Purchase Agreement, dated April 11, 2007
99.3	Option Agreement, dated April 11, 2007